InspireMD Announces Distribution Agreement for CGuard™ EPS in Taiwan

Tel Aviv, Israel—June 8, 2017 – InspireMD, Inc. (NYSE MKT:NSPR) (NYSE MKT:NSPR.WS) (“InspireMD” or the “Company”), a leader in embolic prevention systems (EPS) / thrombus management technologies and neurovascular devices, today announced it has signed an agreement with LORION Enterprises Inc., a leading medical distributor in Taiwan, to distribute CGuard™ EPS (Embolic Prevention System).

Agustin Gago, EVP and Chief Commercial Officer of InspireMD, commented, “In line with our strategy to expand our global footprint, we are now pleased to announce our partnership with LORION Enterprises, a leading medical device distributor in Taiwan. The agreement includes minimum required purchases and, in addition to Hong Kong, represents another important step in our expansion strategy in the Asia Pacific region. The Asia Pacific region is an important component of our growth strategy due to the prevalence of carotid stenting as a preferred alternative to vascular surgery. LORION Enterprises brings extensive relationships with the top key opinion leaders in Taiwan, as well as physicians across all the relevant clinical specialties. We are planning to announce further partnerships in the coming months”

Mr. Chin Ching Yu, General Manager of LORION Enterprises Inc. noted, “We look forward to launching CGuard™ EPS and believe we can rapidly capture a significant share of the Taiwanese market, which has a population of more than 20 million people. Given the safety advantages of CGuard™, supported by positive clinical data demonstrating its ability to significantly reduce the risk of embolism and stroke, we believe CGuard™ will rapidly become standard of care.”

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet™ technology to make its products the industry standard for embolic protection and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this MicroNet technology in coronary, carotid (CGuard™), neurovascular, and peripheral artery procedures. InspireMD’s common stock is quoted on the NYSE MKT under the ticker symbol NSPR and certain warrants are quoted on the NYSE MKT under the ticker symbol NSPR.WS.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

InspireMD, Inc.

Craig Shore

Chief Financial Officer

Phone: 1-888-776-6804 FREE

Email: craigs@inspiremd.com

Crescendo Communications, LLC

David Waldman

Phone: (212) 671-1021

Email: NSPR@crescendo-ir.com